                                                                    Exhibit 99.1

                                  NEWS RELEASE
--------------------------------------------------------------------------------
15301 w. 109TH Street, Lenexa, KS  66219  Phone: 913-647-0158 Fax:  913-647-0132

        investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:  Karl B. Gemperli
          (913) 647-0158, Phone
          (913) 647-0132, Fax
          investorrelations@elecsyscorp.com

ELECSYS CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS

Lenexa,   Kansas  (March  10,  2006)  -  Elecsys  Corporation  (AMEX:  ASY;  the
"Company"),  today  announced the financial  results for its third quarter ended
January 31, 2006.

Sales for the quarter were $3,651,000, an increase of $417,000, or 13%, from the comparable  period of fiscal 2005.  For the nine months ended  January 31, 2006, sales were $10,677,000,  an increase of $1,355,000, or 15%, from the nine months ended January 31, 2005.  Total backlog at January 31, 2006 was  $10,811,000,  an increase of  $4,540,000,  or 72%,  from a total backlog of $6,271,000 on January
31, 2005 and an increase of $355,000, or 3%, from a total backlog of $10,456,000 on October 31, 2005.

Gross margin was approximately  32% of sales, or $1,183,000,  for the quarter as compared to 31% of sales, or $1,018,000, for the quarter ended January 31, 2005.
For the  nine-month  period  ended  January 31,  2006,  gross margin was 32%, or
$3,373,000,  compared to 30%, or  $2,747,000,  for the  nine-month  period ended
January 31, 2005.

Operating  income for the quarter was $277,000,  as compared to $259,000 for the same quarter in the prior year.  For the  nine-month  period  ended  January 31,
2006,  operating income was $711,000 as compared to $691,000 for the same period in the prior fiscal year.

To facilitate the Company's move from our present  buildings to the new facility that is  currently  under  construction,  the  Company  elected  to  retire  the tax-exempt  Industrial  Revenue  Bonds  ("IRBs") on the current DCI building and replace it with a short-term note. The IRBs were retired on December 30, 2005 at the same time that a one-year  note  payable  totaling  $1,480,000  was put into place with our primary  financial  institution.  When the bonds were retired,  a loss of approximately $124,000, was recognized as a non-cash, non-operating Loss on Debt  Retirement.  The new short-term note will be paid in full with the sale of the current land and building that is expected to close in the second quarter of fiscal 2007. The anticipated  gain of  approximately  $300,000 from that sale will be used as a partial down payment for our new facility.

As a result of the above,  net income was $100,000,  or $0.03 per diluted share, for the quarter  ended  January 31, 2006 as compared to  $203,000,  or $0.06 per diluted  share,  reported  for the  quarter  ended  January  31,  2005.  For the nine-month period ended January 31, 2006, net income was $471,000,  or $0.14 per fully diluted share, as compared to $570,000,  or $0.19 per fully diluted share, for the nine-month period ended January 31, 2005.

The increase in sales for the quarter was due to both new and existing  customer orders at DCI and sales at NTG. DCI sales  increased in the electronic  assembly product  line and also  increased,  although  at a slower  pace,  in the hybrids product line.  Current period sales in the LCD product lines were slightly lower than the  corresponding  prior year period.  Sales at NTG  increased 8% from the second  quarter and are  expected to continue  growing at a modest rate over the next few  quarters as the  products  are  marketed  and  additional  marketplace applications  for its products are  explored.  Our  improvement  in gross margin resulted from increased sales volumes,  favorable  product mix, and the addition of NTG's  products.  Considering the timing of shipments from orders in backlog, we expect sales volumes for the fourth quarter to be similar or slightly  higher than the sales  volumes  achieved in this quarter and we continue to  anticipate increases in sales during the coming quarters.

Karl B. Gemperli,  Chief  Executive  Officer,  stated,  "We are pleased with the quarter's  results and can report both continued sales growth and improved gross margins.  At DCI, we continue to leverage our specialized  capabilities and high levels of service and performance into additional customer  opportunities.  With the business  development  initiatives launched by new management at NTG, we are
seeing  increased  market   opportunities.   Our  new  production   facility  is
progressing  on  schedule  and we  look  forward  to the  additional  production capacity that will sustain our anticipated  long-term growth. As always, we will continue to  diligently  explore new growth  opportunities  and look  forward to continuing on our growth path throughout the coming quarters."

Elecsys  Corporation is a publicly  traded holding company with two wholly owned subsidiaries,  DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic  interface  solutions for original equipment  manufacturers in
the  aerospace,   medical,   communications,   industrial  product,   and  other
industries.   DCI  has  specialized   capabilities  to  design  and  efficiently
manufacture custom electronic  assemblies which integrate a variety of interface technologies,  such as custom liquid  crystal  displays,  light  emitting  diode displays, and keypads, with circuit boards and other electronic components.  NTG designs,  markets,  and provides remote monitoring solutions for the gas and oil pipeline  industry  as well as  other  industries  requiring  remote  monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor  statement:  The  discussions  set forth in this press  release  may contain  forward-looking  comments based on current  expectations that involve a number of risks and  uncertainties.  Actual results could differ materially

from  those  projected  or  suggested  in  the  forward-looking   comments.  The
difference could be caused by a number of factors, including, but not limited to the factors and  conditions  that are  described  in Elecsys  Corporation's  SEC filings, including the Form 10-KSB for the year ended April 30, 2005. The reader is  cautioned  that  Elecsys  Corporation  does not have a policy of updating or revising  forward-looking  statements  and thus he or she should not assume that silence by management of Elecsys  Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                 Three Months Ended                 Nine Months Ended
                                                     January 31,                        January 31,
                                                2006             2005             2006             2005
                                                ----             ----             ----             ----
Sales                                           $3,651           $3,234          $10,677            $9,322
Cost of products sold                            2,468            2,216            7,304             6,575
                                          -------------    -------------    -------------    --------------
Gross margin                                     1,183            1,018            3,373             2,747

Selling, general and administrative
  expenses                                         906              759            2,662             2,056
                                          -------------    -------------    -------------    --------------

Operating income                                   277              259              711               691

Financial income (expense):
  Interest expense                                 (43)             (37)            (108)             (113)
  Impairment of original investment
    in acquired subsidiary                          --              (19)              --               (19)
  Loss on debt retirement                         (124)              --             (124)               --
  Interest income                                    2               --                4                 1
                                            -------------    -------------    -------------    --------------
                                                  (165)             (56)            (228)             (131)
                                            -------------    -------------    -------------    --------------

Income before income
  tax expense (benefit)                            112              203              483               560

Income tax expense (benefit)                        12               --               12               (10)
                                            -------------    -------------    -------------    --------------

Net income                                        $100             $203             $471              $570
                                            =============    =============    =============    ==============

Net income per share information:
  Basic                                          $0.03            $0.07            $0.15             $0.20
  Diluted                                        $0.03            $0.06            $0.14             $0.19

Weighted average common shares
outstanding:
   Basic                                         3,240            2,959            3,240             2,881
   Diluted                                       3,399            3,129            3,393             2,999